Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors, Stockholders, and Members of

Liminatus Pharma, LLC:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Liminatus Pharma, LLC (the “Company”) as of December 31, 2024 and 2023, the related statements of operations, changes in members’ deficit, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has had recurring losses and negative operating cash flows since inception, an accumulated deficit as of December 31, 2024, and insufficient cash and cash equivalents as of December 31, 2024, to fund operations for twelve months from the date of this report. All of these matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2022.

Whippany, New Jersey

May 6, 2025

LIMINATUS PHARMA, LLC

BALANCE SHEETS

(in thousands)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$56	$434
Loan receivable	3,669	819
Due from related party, current	-	126
Deferred transaction costs	1,401	840
Prepaid and other current assets	156	22
Total current assets	5,282	2,241

Non-current assets:
Due from related party, non-current	126	-
Property and equipment, net	1	1
Total non-current assets	127	1

TOTAL ASSETS	$5,409	$2,242

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,484	$933
Accrued interest, related parties	955	616
Due to research and development partner	1,782	242
Due to related parties	195	195
Accrued maintenance fee	360	-
Short-term debt, related parties	19,973	16,050
Total liabilities	24,749	18,036

COMMITMENTS AND CONTINGENCIES (Note 8)

Members' deficit:
Class A Member Units	4,547	4,547
Class B Member Units	167	167
Additional paid-in capital	4,611	4,611
Accumulated deficit	(28,665)	(25,119)
Total members' deficit	(19,340)	(15,794)
TOTAL LIABILITIES AND MEMBERS' DEFICIT	$5,409	$2,242

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

STATEMENTS OF OPERATIONS

(in thousands, except member unit and per member unit data)

	For the year ended December 31,
	2024	2023
Operating expenses:
General and administrative	$645	$1,062
Research and development	2,685	3,757
Total operating expenses	3,330	4,819
Loss from operations	(3,330)	(4,819)
Other income (expense):
Interest expense, related parties	(339)	(175)
Interest income	123	10
Total other income (expense), net	(216)	(165)
Net loss	$(3,546)	$(4,984)

Net loss per Class A member unit, basic and diluted	$(0.02)	$(0.03)
Net loss per Class B member unit, basic and diluted	$(0.11)	$(0.15)
Weighted average Class A member units outstanding, basic and diluted	95,555,554	85,825,570
Weighted average Class B member units outstanding, basic and diluted	16,666,666	16,666,666

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(in thousands, except member unit data)

	For the years ended December 31, 2024 and 2023

	Class A Member Units		Class B Members Units		Additional Paid-in	Accumulated	Total Members'
	Units	Amount	Units	Amount	Capital	Deficit	Deficit
Balance at December 31, 2022	57,000,000	$4,000	16,666,666	$167	$5,158	$(20,135)	$(10,810)
Cancellation of member units related to Metavagen license termination	(40,000,000)	(239)	-	-	239	-	-
Issuance of Class A member units in exchange for CD-47 License Agreement	78,555,554	786	-	-	(786)	-	-
Net loss	-	-	-	-	-	(4,984)	(4,984)
Balance at December 31, 2023	95,555,554	$4,547	16,666,666	$167	$4,611	$(25,119)	$(15,794)
Net loss	-	-	-	-	-	(3,546)	(3,546)
Balance at December 31, 2024	95,555,554	$4,547	16,666,666	$167	$4,611	$(28,665)	$(19,340)

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

STATEMENTS OF CASH FLOWS

(in thousands)

	For the year ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(3,546)	$(4,984)
Changes in operating assets and liabilities:
Advances for research and development	-	1,684
Due from related party, current	-	(26)
Deferred transaction costs	-	(840)
Prepaid and other current assets	(134)	(12)
Accounts payable and accrued expenses	(10)	425
Accrued maintenance fee	360	-
Accrued interest, related parties	339	175
Due to research and development partner	1,540	242
Due to related parties, current	-	(9)
Net cash used in operating activities	(1,451)	(3,345)
Cash Flows from Investing Activities:
Loans to IRIS Acquisition Corp	(2,850)	(819)
Net cash used in investing activities	(2,850)	(819)
Cash Flows from Financing Activities:
Proceeds from issuance of short-term debt, related party	3,923	3,406
Repayment of short-term debt, related party	-	(3,856)
Net cash provided by (used in) financing activities	3,923	(450)

Net change in cash	(378)	(4,614)
Cash, beginning of the year	434	5,048
Cash, end of the year	$56	$434

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of non-cash financing and investing activities:
Deferred transaction costs in accounts payable	$561	$-
Cancellation of member units related to Metavagen license termination	$-	$239
Issuance of Class A member units in exchange for CD-47 License Agreement	$-	$786

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 1. Organization and Description of Business Operations

Liminatus Pharma, LLC (“Liminatus” or the “Company”) was formed by issuing member units to Consonatus, Inc. (the “Initial Member”), which is controlled by Chris Kim, the Chief Executive Officer (“CEO”) of the Company, on April 12, 2018 under the laws of Delaware. Liminatus is a pre-clinical stage, single-asset biopharmaceutical company. Liminatus is developing novel cancer therapies that exploit the body’s immune system. The Company’s clinical candidate is a humanized anti CD47 monoclonal antibody. The next generation CD47 checkpoint inhibitor’s (code name: IBA101) initial indication is expected to be patients with advanced solid cancers including non-small cell lung cancer.

The Company is subject to the uncertainty of whether the Company’s intellectual property will develop into successful commercial products.

Going Concern, Liquidity and Capital Resources

The Company has incurred operating losses since inception and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The Company has an accumulated deficit of $28.7 million as of December 31, 2024 and a loss from operations of $3.3 million and a net loss of $3.5 million for the year ended December 31, 2024. To date, the Company has been funded by issuing Class A and Class B member units and debt financing. As of December 31, 2024, the Company has approximately $56,000 of cash.

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the financial statements are issued. The Company’s cash requirements include, but are not limited to, research and development costs, license fees and working capital requirements. Due to these cash requirements, the Company does not believe that it will have sufficient cash to fund operations for one year after the date that the accompanying financial statements are issued.

The Company intends to raise additional cash through equity financings, debt financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

The Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying financial statements are issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Proposed Business Combination

On November 30, 2022, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Iris Acquisition Corp. (“Iris”), a Cayman Islands publicly traded special purpose acquisition company, whereby all of the Company’s member units would be exchanged by Iris for 25,000,000 ordinary shares of Iris with an aggregate equity value of $250 million (the “Iris Business Combination”). On June 1, 2023, the Company entered into an amendment to extend the outside date (date at which both parties are able to terminate without penalty) to September 30, 2023. On August 14, 2023, the Company entered into a second amendment to extend the outside date to March 9, 2024. On March 9, 2024, the Company entered into a third amendment to the Business Combination Agreement extending the outside date to July 31, 2024. On July 19, 2024, the Company entered into a fourth amendment to the Business Combination Agreement extending the outside date to September 3, 2024. On August 16, 2024, the Company entered into a fifth amendment to the Business Combination Agreement extending the outside date to December 31, 2024. On October 23, 2024, the Company entered into a sixth amendment to the Business Combination Agreement to, among other things, reduce the enterprise value associated with the Company to $175 million. The Iris Business Combination would result in gross proceeds to the Company of at least $15 million from equity subscriptions unrelated to the Iris Business Combination if the Iris Business Combination is completed in accordance with the current terms of the agreement. On December 26, 2024, the Company entered into a seventh amendment to the Business Combination Agreement extending the outside date to June 30, 2025.

Pursuant to the Business Combination Agreement, on April 30, 2025, in sequential order: (a) Liminatus Pharma Merger Sub, Inc., a Delaware corporation (“Liminatus Merger Sub”) merged with and into Liminatus, with Liminatus continuing as the surviving company and a wholly owned subsidiary of Iris Parent Holding Corp., a Delaware corporation (“ParentCo”) (referred to herein as the “Liminatus Merger”) and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub, Inc., a Delaware corporation (“SPAC Merger Sub”) merged with and into Iris (referred to herein as the “SPAC Merger,” together with the Liminatus Merger (the “Mergers”)), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo.

Note 2. Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results may differ materially and adversely from these estimates.

Risks and Uncertainties

The Company is subject to risks common to early-stage companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.

The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company is denied approval, approval is delayed or the Company is unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.

Segments

The Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the Company’s business activities as a single operating and reportable segment. Accordingly, the Company’s CODM uses net income/loss to measure the Company’s single segment’s performance and allocate resources. Further, the CODM reviews and utilizes functional expenses (general and administrative and research and development) to manage the Company’s operations. The Company’s general and administrative expenses for each of the years ended December 31, 2024 and 2023 included approximately $0.2 million of compensation expense related to the compensation agreement the Company has executed with its Chief Executive Officer. The remaining general and administrative expenses related to legal and accounting-related expenses for contractors. The Company’s research and development expenses did not include any compensation-related expenses. Other segment items included in net loss are interest expense, related parties and interest income which are reflected in the Company’s statements of operations.

Cash

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which can exceed government insured limits.

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company does not have any cash equivalents as of December 31, 2024 and 2023.

Deferred Transaction Costs

Costs incurred in connection with preparation for the proposed business combination are deferred on the balance sheets as of December 31, 2024 and 2023.

Loan Receivable

The Company accounts for its loan receivable at amortized cost, net of expected credit losses. The Company provides reserves against its loan receivable balance for estimated credit losses, if any, that may result from a counterparties inability to pay based on the composition of the loan receivable, current economic conditions and, historical credit loss activity and future expected conditions and market trends (such as general economic conditions, other macroeconomic and microeconomic events, etc.). Changes in circumstances relating to these factors may result in the need to increase or decrease the allowance for credit losses in the future. Amounts deemed uncollectible are charged or written-off against the reserve. As of December 31, 2024 and 2023, no expected credit losses were recorded related to the loan receivable.

Fair Value of Financial Instruments

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than Level 1 inputs that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the instrument’s anticipated life.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgement. Accordingly, the degree of judgement exercised by management in determining fair value is greatest for instruments categorized as Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying values reported in the Company’s balance sheets for loan receivable, amounts due to research and development partner, due from related party, accounts payable and accrued expenses, short-term debt, accrued interest, related parties and due to related parties are reasonable estimates of their fair values due to the short-term nature of these items.

Research and Development Expenses

Research and development expenses consist of costs incurred by Targeted Diagnostics & Therapeutics, Inc. (“TDT”) who was performing the research and development activities for the Company in accordance with the license agreements with TDT and the annual fee paid to TDT and are recorded as research and development expenses as incurred (see Note 3).

Income Taxes

The Company is taxed as a partnership for United States income tax purposes for the years ended December 31, 2024 and 2023, thus the income or loss of the Company flows to the members. As a partnership for income tax purposes, the Company is not subject to tax and any tax liability is the responsibility of the members of the Company. Accordingly, no provision for federal and state income taxes is included in the financial statements for the years ended December 31, 2024 and 2023.

Comprehensive Loss

Comprehensive loss is equal to net loss as presented in the statements of operations for the year ended December 31, 2024 and 2023.

Net Loss per Member Unit

The Company calculates basic and diluted net loss per member unit in accordance with the two-class method required for participating securities. The Company has two classes of member units, which are referred to as Class A member units and Class B member units. Class B member units are allocated 51% of earnings and losses, and Class A member units are allocated 49% of earnings and losses. The two-class method requires net loss for the period to be allocated between the member units.

Basic net loss per member unit is computed by dividing net loss by the weighted-average number of member units outstanding during the period. Diluted net loss per member unit excludes the potential impact of the Company’s warrants and options because their effect would be anti-dilutive due to the Company’s net loss for the periods presented.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per member unit for each class of member units (in thousands, except member unit and per member unit information):

	For the year ended December 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net loss per member unit:
Numerator:
Net loss	$(1,738)	$(1,808)	$(2,442)	$(2,542)
Denominator:
Basic and diluted weighted average units outstanding	95,555,554	16,666,666	85,825,570	16,666,666
Basic and diluted net loss per member unit	$(0.02)	$(0.11)	$(0.03)	$(0.15)

Recently Adopted Accounting Pronouncements

In September 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses, which was subsequently amended by ASU No. 2018-19, ASU No. 2019-04, ASU No. 2019-05, ASU 2019-10, ASU No. 2019-11, ASU No. 2020-03, and ASU No. 2022-02. These ASUs have provided for various minor technical corrections and improvements to the codification as well as other transition matters. The standard requires the measurement of expected credit losses for financial instruments carried at amortized cost held at the reporting date based on historical experience, current conditions and reasonable forecasts. The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this standard on January 1, 2023, with no impact on its financial statements and related disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The Company adopted this standard effective January 1, 2024 using a retrospective method. For further information, refer to the Segments section in Note 2 Significant Accounting Policies.

Recently Issued Accounting Pronouncements – Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose additional categories about federal, state and foreign income taxes in the effective tax rate reconciliation as well as provide annual income taxes paid disaggregated by federal, state and foreign taxes. The standard is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the impact of adopting this standard on its financial statements and related disclosures.

Management does not believe that any additional recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. License Agreements

Metavagen License

In December 2022, the Company entered into a Subscription Agreement In Kind with Metavagen LLC (“Metavagen”) (the “Metavagen License”), owned by Chris Kim, the CEO of Liminatus, whereby the Company received the license rights initially granted from InnoBation Bio Co., Ltd., a Korean company (“InnoBation”), to Metavagen to develop, market and sell YN1203, InnoBation Bio CAR NK biomarkers, including devices, compounds and products used to detect analyte in body or tissue in exchange for 40,000,000 member units of Class A membership interest in the Company. The Metavagen License transaction is consummated as the Company has the right to use the license, but the license was not transferred. The Company and Metavagen are entities under common control, thus the license was recorded at Metavagen’s cost basis of zero. In March 2023, the Company terminated the 40,000,000 of Class A membership units and the license rights with Metavagen.

CAR-T Products License

In June 2018, the Company entered into a license and development agreement with TDT (the “CAR-T License”), whereby the Company received an exclusive license to develop and commercialize chimeric antigen receptor (“CAR-T”) products and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a CAR-T product (the “CAR-T Diagnostics”). Under the CAR-T License, the Company made an upfront payment recorded as research and development expenses in the year ended December 31, 2018 and funded all of the development costs for the CAR-T products and the CAR-T Diagnostics which began with an upfront payment made during the year ended December 31, 2018 of $5.0 million, recorded as advances for research and development in the balance sheets. The Company amortizes the advances to research and development expenses in the statements of operations as costs are incurred by TDT, based on annual budgets approved jointly by Liminatus and TDT. As of December 31, 2024 and 2023, all of the amounts funded have been utilized. The Company was also obligated to pay a $0.5 million annual maintenance fee for the license which is included in research and development expenses in the statements of operations. Unpaid annual maintenance fees become short-term debt that bears interest of 1.5% per month on a compounded basis.

Prior to the completion of the Phase I and Phase II clinical trials for the CAR-T product, the Company was obligated to advance the funding for the Phase II and Phase III clinical trials, respectively, estimated at $20.0 million for each phase.

In addition to the funding for the CAR-T development, the Company was obligated to make four developmental and regulatory milestone payments for the first CAR-T product that was developed aggregating up to $15.0 million. After the first four developmental and regulatory milestone payments were made, the Company was obligated to pay four developmental and regulatory milestones aggregating up to $7.5 million for each additional CAR-T product that was developed. For further information regarding the CAR-T product and the related termination, see below.

In further consideration of the license, the Company also agreed to pay a low double digit royalty rate (10% – 15%) based on annual net sales of CAR-T products or CAR-T Diagnostics on a country-by-country basis for the period from the first commercial sale of the CAR-T product or CAR-T Diagnostic until the CAR-T product or CAR-T Diagnostic’s patent expires in an individual country. Once the CAR-T product or CAR-T Diagnostic’s patent expires in an individual country, the Company agreed to pay a mid-single digit royalty rate (5% – 9%) based on annual net sales of CAR-T products and CAR-T Diagnostics on a country- by-country basis. Royalties were payable on a country-by-country basis for a period of ten years from the first commercial sale of the CAR-T product or CAR-T Diagnostic.

As of December 31, 2024 and 2023, the Company did not owe any developmental or regulatory milestone payments or royalty payments under the CAR-T License.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement. See Termination of CAR-T Products and Vaccine Products Licenses from TDT for further detail.

Vaccine Products License

On April 10, 2020, the Company was assigned a license and development agreement with TDT (the “Vaccine License”), whereby the Company received an exclusive license to develop and commercialize vaccine products (the “Vaccine Products”) and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a Vaccine Product (the “Vaccine Diagnostics”). Under the Vaccine License, the Company was responsible for all of the development costs for the Vaccine Products after the upfront payment of $4.0 million, which was paid by Viral Gene, of which Chris Kim is also the CEO, to TDT. The Company was also obligated to pay a $0.4 million annual maintenance fee for the license which is included in research and development expenses in the statements of operations. Unpaid annual maintenance fees will become short-term debt that bears interest of 1.5% per month on a compounded basis.

The Company amortizes the amounts due to research and development partner in the balance sheets to research and development expenses in the statements of operations as costs are incurred by TDT, based on annual budgets approved jointly by Liminatus and TDT.

In addition to the funding for the Vaccine Products development, the Company was obligated to make four developmental and regulatory milestone payments for the first Vaccine Product that was developed aggregating up to $12.0 million. After the first four developmental and regulatory milestone payments are made, the Company was obligated to pay four developmental and regulatory milestones aggregating up to $6.0 million for each additional Vaccine Product that is developed. As of December 31, 2024 and 2023, all the amounts funded have been utilized.

In further consideration of the license, the Company also agreed pay a low double digit royalty rate (10% – 15%) based on annual net sales of Vaccine Products or Vaccine Diagnostics on a country-by-country basis for the period from the first commercial sale of the Vaccine Product or Vaccine Diagnostic until the Vaccine Product or Vaccine Diagnostic’s patent expires in an individual country. Once the Vaccine Product or Vaccine Diagnostic’s patent expires in an individual country, the Company agreed to pay a mid-single digit royalty rate (5% – 9%) based on annual net sales of Vaccine Products and Vaccine Diagnostics on a country- by-country basis. Royalties were payable on a country-by-country basis for a period of ten years from the first commercial sale of the Vaccine Product or Vaccine Diagnostic.

As of December 31, 2024 and 2023, the Company did not owe any developmental or regulatory milestone payments or royalty payments under the Vaccine License.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement. See Termination of CAR-T Products and Vaccine Products Licenses from TDT for further detail.

Termination of CAR-T Products and Vaccine Products Licenses from TDT

As of December 31, 2024 and 2023, the Company owes $2.2 million and $0.2 million, respectively, to TDT for research and development for the aggregate CAR-T Products and Vaccine Licenses, which is included in the due to research and development partner on the balance sheets, and accrued maintenance fees on the balance sheets.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement, dated June 10, 2018, by and between TDT and Liminatus. As of August 2024, the CAR-T License and Vaccine License have been terminated.

As of December 31, 2024, the Company and TDT are engaged in negotiations associated with the amounts due to TDT of $2.2 million on the Company’s balance sheet. Due to the termination of the license and development agreement between the Company and TDT, the Company is not certain as to the amounts it will be required to pay to TDT, if any. As of December 31, 2024, no agreement has been reached between the parties. As such, the Company has not reversed the amounts due to TDT and will not do so until a final agreement has been executed between the two parties in accordance with ASC 450-30, Contingencies - Gain Contingencies.

CD47 License

In October 2022, the Company was assigned a license and development agreement, as amended, with InnoBation (the “CD47 License”), whereby, effective March 31, 2023, the Company received an exclusive license to develop and commercialize products for the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products (collectively, “CD47 Products”), from Curis Biotech Holdings LLC, the parent company of Valetudo, a related party of the Company, in exchange for 78,555,554 of the Company’s Class A member units. The license was recorded at Valetudo’s cost basis of zero, and the Company recorded a $0.8 million Class A membership interest with an offset to additional paid-in capital on the balance sheets. The Company is obligated to pay all development costs for CD47 Products. The Company has not paid and does not owe any license fees, management fees, developmental or regulatory milestone payments or royalty payments under the CD47 License through the years ended December 31, 2023 and 2024.

Note 4. Related Parties Related Party Debt

Feelux Bonds

On September 15, 2018, the Company issued $10.0 million of bonds to Feelux Co., Ltd., the parent company of Car-Tcellkor, Inc. (“Car-Tcellkor”), the only holder of Class A member units (the “Feelux Bonds”). The bonds bear interest at 1% per annum, compounded annually, and were due on October 30, 2021.

In connection with the issuance of the Feelux Bonds, the Company issued 6,666,666 equity-classified warrants to purchase member units at a price of $1.50 per unit, which expired on June 30, 2023. The fair value of the warrants to purchase member units of $6.4 million was estimated using the option pricing framework on the issuance date. The Company’s assumptions included (a) its expected stock volatility of 82.0% based on the historical volatility of a publicly traded set of peer companies, (b) the contractual term of five years, (c) the risk-free interest rate of 2.9% based on the U.S. Treasury yield curve in effect at the time of grant of the award for a five-year contractual term and (d) no expected dividends.

The $10.0 million of proceeds from the Feelux Bonds were allocated to the bonds and warrants using the relative fair value method resulting in a debt discount for the relative fair value of the warrants of $4.5 million that was amortized to interest expense over the term of the Feelux Bonds using the effective interest method using an effective interest rate of 21.0%.

As of December 31, 2024 and 2023, the Feelux Bonds have a carrying amount of $10.0 million and are included in short-term debt, related parties in the balance sheets. As of December 31, 2024 and 2023, the related accrued interest of the Feelux Bonds was $0.6 million and $0.5 million, respectively, and is included in accrued interest, related parties in the balance sheets. For the years ended December 31, 2024 and 2023, the Company recorded approximately $0.1 million, respectively, of interest expense in the statements of operations for the Feelux Bonds. The debt discount was fully amortized prior to the year ended December 31, 2021 (see Note 5).

Car-Tcellkor Loan

On May 18, 2019, the Company borrowed $0.8 million from its parent at the time of the loan, Car- Tcellkor (the “Car-Tcellkor Loan”). The Car-Tcellkor Loan does not bear interest and was due on March 18, 2020. In November 2022, the maturity date was extended to May 18, 2023. As of December 31, 2024 and December 31, 2023, the Car-Tcellkor Loan of $0.8 million is recorded in short-term debt, related parties in the balance sheets (see Note 5).

See Note 5 for discussion related to notes which have passed their maturity dates.

Valetudo Loans

On December 1, 2022, the Company borrowed $0.7 million from Valetudo Therapeutics LLC (“Valetudo”), a related party of the Company due to having common executives, in conjunction with the repayment of $0.7 million of membership interest from a member (see Note 6) (the “Valetudo Loan”). The Valetudo Loan bears no interest and was due on June 1, 2023. In June 2023, the Company borrowed an additional $0.3 million and $0.2 million (“Valetudo June 2023 Loans”). The Valetudo June 2023 Loans bear no interest and were due in December 2023. In July 2023, the Company borrowed an additional $0.3 million (“Valetudo July 2023 Loan”). The Valetudo July 2023 Loan bears interest at 6% per annum and was due on January 9, 2024. In August 2023, the Company borrowed an additional $0.3 million and $0.2 million (“Valetudo August 2023 Loans”). The Valetudo August 2023 Loans each bear interest at 6% interest per annum and were due on January 31, 2024 and February 2, 2024, respectively. In November 2023, the Company borrowed an additional $0.2 million (“Valetudo November 2023 Loan”). The Valetudo November 2023 Loan bears interest at 6% per annum and was due on January 26, 2024. In January 2024, the Company borrowed an additional $0.6 million and $0.2 million (Valetudo January 2024 Loans”). The Valetudo January 2024 Loans each bear interest at 6% per annum and were due on February 28, 2024, which could be extended to the second anniversary upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. As of December 31, 2024 and 2023, the loans from Valetudo of $2.8 million and $2.1 million are recorded in short-term debt, related parties in the balance sheets, respectively (see Note 5). For the years ended December 31, 2024 and 2023, interest expense related to the Valetudo loans was approximately $0.1 million and less than $0.1 million, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Ewon Loans

On December 12, 2022, the Company borrowed $5.0 million from Ewon Comfortech Co., Ltd. (“Ewon”), a member and related party of the Company (the “Ewon Loan”). The Ewon Loan bears interest at 2% per annum and was due on December 12, 2023, which may be extended one year upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. The Ewon Loan has an option to purchase $5.0 million of preferred membership interest in the Company for repayment at the closing of the Iris Business Combination. In February 2023, the Company repaid $1.0 million of the short-term loan. In March 2023, the Company repaid an additional $2.0 million of the loan. On September 10, 2023, the Company entered into a loan agreement to borrow $0.2 million from Ewon (“Ewon September 2023 Loan”). The Ewon September 2023 Loan bears interest of 2% per annum and was due on September 9, 2024, which may be extended one year upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. The Ewon September 2023 Loan has the option to purchase $0.2 million of preferred membership interest in the Company for repayment at the closing of the Iris Business Combination. On December 19, 2023, the Company and Ewon entered into an additional loan agreement and the Company borrowed $1.0 million (the “Ewon December 2023 Loan”). The Ewon December 2023 Loan bears no interest. As of December 31, 2024 and 2023, the balance of $3.2 million of the Ewon loans is recorded in short-term debt, related parties in the balance sheets (see Note 5). For both years ended December 31, 2024 and 2023, interest expense related to the Ewon loans was approximately $0.1 million.

See Note 5 for discussion related to notes which have passed their maturity dates.

Prophase Loans

On September 7, 2023, the Company entered into a short-term loan agreement with Prophase Sciences LLC (“Prophase”), a related party of the Company (the “Prophase Loan”). The loan stipulates that $0.1 million would be loaned immediately, and an additional $0.2 million would be loaned within a month from the date of the loan agreement. The Prophase Loan bears no interest and is payable by the first anniversary of the month of the loan agreement. The Company repaid the $0.1 million on September 12, 2023. On December 11, 2023, the Company borrowed an additional $0.2 million from Prophase. The loan bears no interest and was due on or before December 21, 2024 or upon failure to close the Iris Business Combination. The Company repaid the $0.2 million on December 21, 2023. On February 26, 2024, the Company borrowed an additional $0.2 million from Prophase (the “Prophase February 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties. On March 6, 2024, the Company borrowed an additional $0.3 million from Prophase (the “Prophase March 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties. On April 1, 2024, the Company borrowed an additional $0.3 million from Prophase (the “Prophase April 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties. In May 2024, the Company borrowed an additional $0.8 million from Prophase (the “Prophase May 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $0.8 million Prophase May 2024 Loans, $0.3 million was due on June 1, 2024 and $0.5 million was due on July 1, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties. In July 2024, the Company borrowed an additional $83,000 from Prophase (the “Prophase July 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $83,000 Prophase July 2024 Loans, $30,000 was due on September 14, 2024, $3,000 was due on September 24, 2024 and $50,000 was due on September 29, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties. In August 2024, the Company borrowed an additional $50,000 from Prophase (the “Prophase August 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $50,000 Prophase August 2024 Loans, $30,000 was due on October 12, 2024 and $20,000 was due on October 13, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties. As of December 31, 2024 and 2023, the balance of the Prophase loans is $1.6 million and $0. For the years ended December 31, 2024 and 2023, interest expense related to the Prophase Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Hana Loans

On August 1, 2024, the Company borrowed $0.9 million from Hana Immunotherapeutics, LLC (“Hana”), a related party of the Company due to having common executives (the “Hana Loans”). The Hana Loans bear interest at 6% per annum and were due on September 30, 2024 and October 26, 2024, which may be extended upon mutual agreement of the parties. As of December 31, 2024 and 2023, the balance of the Hana Loans is $0.9 million and $0, respectively. For the years ended December 31, 2024 and 2023, interest expense related to the Hana Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Amantes Loans

On November 1, 2024, the Company borrowed $0.4 million from Amantes LLC (“Amantes”), a related party of the Company due to having common executives, pursuant to a loan agreement between the Company and Amantes (the “Amantes Loan”). On November 27, 2024, the Company borrowed an additional $0.3 million from Amantes (the “Additional Amantes Loan”) (together with the Amantes Loan, the “Amantes November 2024 Loans”). The Amantes November 2024 Loans bear interest at 6% per annum and are due on January 1, 2025. As of December 31, 2024 and 2023, the balance of the Amantes November 2024 Loans is $0.7 million and $0, respectively. For the years ended December 31, 2024 and 2023, interest expense related to the Amantes November 2024 Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Due to Related Party

As of December 31, 2024 and 2023, the Company has $0.2 million due to the CEO of the Company for compensation under his employment agreement.

Viral Gene

As of December 31, 2024 and 2023, the Company has $0.1 million due from Viral Gene included in due from related party in the balance sheets for a loan to Viral Gene and expense paid on behalf of Viral Gene. The Company’s CEO is also the CEO of Viral Gene. The loan does not bear any interest.

Note 5. Debt

The Company has the following debt outstanding as of December 31, 2024 and 2023 (in thousands):

		December 31,
		2024	2023
Feelux Bonds	Short-term debt, net, related parties	$10,000	$10,000
Car-Tcellkor Loan	Short-term debt, net, related parties	800	800
Ewon Loan	Short-term debt, net, related parties	2,000	2,000
Valetudo Loan	Short-term debt, net, related parties	700	700
Valetudo June 2023 Loans	Short-term debt, net, related parties	500	500
Valetudo July 2023 Loan	Short-term debt, net, related parties	250	250
Valetudo August 2023 Loans	Short-term debt, net, related parties	400	400
Ewon September 2023 Loan	Short-term debt, net, related parties	200	200
Valetudo November 2023 Loan	Short-term debt, net, related parties	200	200
Ewon December 2023 Loan	Short-term debt, net, related parties	1,000	1,000
Valetudo January 2024 Loans	Short-term debt, net, related parties	750	-
Prophase February 2024 Loan	Short-term debt, net, related parties	200	-
Prophase March 2024 Loan	Short-term debt, net, related parties	250	-
Prophase April 2024 Loan	Short-term debt, net, related parties	250	-
Prophase May 2024 Loans	Short-term debt, net, related parties	790	-
Prophase July 2024 Loans	Short-term debt, net, related parties	83	-
Prophase August 2024 Loans	Short-term debt, net, related parties	50	-
Hana August 2024 Loans	Short-term debt, net, related parties	850	-
Amantes November 2024 Loans	Short-term debt, net, related parties	700	-

Short-term debt, related parties		$19,973	$16,050

As of December 31, 2024 and 2023, the Company’s outstanding debt agreements are all classified as current as all are past due with the exception of the Amantes November 2024 Loans, which are due within one year. All of the loans are with related parties (see Note 4).

As the Company’s loans are with related parties, the Company and its related parties have mutually agreed to defer repayment of the past due loans until the completion of the Company’s business combination with Iris.

Note 6. Members’ Deficit

On May 20, 2018, the Company issued 10,000,000 Class A member units for $0.1 million to its Initial Member. On June 11, 2018, in connection with the Initial Member unit issuance, the Company granted equity-classified options to purchase 16,666,666 member units for $0.01 per unit to the Initial Member, which were exercised in April 2021 for $0.2 million in a non-cash transaction using the amounts in due to related parties.

In May 2022, the Company issued 8,400,000 new Class A member units for $4.2 million, or $0.50 per unit. In December 2022, in conjunction with the Valetudo loans (see Note 4), the Company repurchased 1,400,000 of the Class A member units for $0.7 million, or $0.50 per unit.

In December 2022, the Company received license rights from Metavagen in exchange for 40,000,000 Class A membership units in the Company. The Metavagen License transaction was consummated as the Company has the right to use the license. In March 2023, the Company terminated the 40,000,000 of Class A membership units and the license rights with Metavagen.

In March 2023, the Company exchanged 78,555,554 of the Company’s Class A member units pursuant to a license and development agreement with Valetudo, a related party under common control of the Company.

Member Units Rights

In May 2021, the Company revised its operating agreement to establish the rights of Class A and Class B member units. Prior to May 2021, the Company had one member, holding Class A member units, and no Class B member units.

Revenue and Expense Sharing

The Class B member units are allocated 51% of the annual revenue and expenses. The remaining 49% of the annual revenue and expenses will be allocated on a pro rata basis to the remaining members.

Voting

The Class B member units are allocated 51% of the votes which shall be cast as determined by the majority of the Class B member units. The remaining 49% of the votes will be allocated on a pro rata basis to the remaining member units.

Liquidation

Upon sale, merger or dissolution, the Class B member units are allocated 51% of the liquidation value of the Company. The remaining 49% of the liquidation of the Company will be allocated on a pro rata basis to the remaining members.

Note 7. Loan Receivable

On October 4, 2023, the Company entered into an unsecured promissory note to lend up to an aggregate principal amount up to $1.5 million to Iris (the “Note”). The Note is payable following the earlier of (i) closing of the Business Combination, as defined in the Business Combination Agreement dated November 30, 2022, or (ii) thirty (30) days following the termination of the Business Combination Agreement; provided, however, in the event Iris commences liquidation proceedings, this Note shall be cancelled and all amounts due, including all principal and accrued interest, shall be forgiven. Interest on the Note compounds annually and accrues on each unpaid advance made under the Note at a rate of 5% per annum. On February 28, 2024, the Company amended the Note (the “Amended Note”), increasing the aggregate principal amount up to $2.5 million. On August 2, 2024, the Amended Note was further amended to increase the aggregate principal amount up to $3.5 million (the “Second Amended Note”). On November 27, 2024, the Second Amended Note was further amended to increase the aggregate principal amount up to $5.0 million (the “Third Amended Note”). As of December 31, 2024 and 2023, the outstanding balance of the Third Amended Note was $3.7 million and $0.8 million, respectively. For the years ended December 31, 2024 and 2023, the Company recorded interest income of $0.1 million and less than $0.1 million, respectively, related to the Note, as amended.

Note 8. Commitments and Contingencies

The Company is not a party to any material legal proceedings and is not aware of any material pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

See Note 7 for discussion on funding commitments on the Third Amended Note.

Note 9. Subsequent Events

The Company has completed an evaluation of all subsequent events through May 6, 2025, the date the financial statements were issued, to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements and events which occurred but were not recognized in the financial statements.

On January 2, 2025 and January 23, 2025, the Company borrowed a total of $0.3 million from Amantes, a related party of the Company due to having common executives, pursuant to loan agreements between the Company and Amanates (the “Amantes January 2025 Loans”). The Amantes January 2025 Loans bear interest at 6% per annum and are due on March 1, 2025 and March 22, 2025, respectively, which may be extended upon mutual agreement of the parties.

On February 12, 2025, the Company borrowed $0.2 million from Prophase, a related party of the Company due to having common executives, pursuant to a loan agreement between the Company and Prophase (the “Prophase February 2025 Loan”). The Prophase February 2025 Loan bears interest at 6% per annum and is due on April 11, 2025, which may be extended upon mutual agreement of the parties.

On March 7, 2025, the Company borrowed $0.2 million from Prophase, a related party of the Company due to having common executives, pursuant to a loan agreement between the Company and Prophase (the “Prophase March 2025 Loan”). The Prophase March 2025 Loan bears interest at 6% per annum and is due on June 6, 2025, which may be extended upon mutual agreement of the parties.

On April 3, 2025, April 14, 2025 and April 15, 2025, the Company borrowed a total of $3.6 million from Prophase, a related party of the Company due to having common executives, pursuant to loan agreements between the Company and Prophase (the “Prophase April 2025 Loans”). The Prophase 2025 Loans bear interest at 6% per annum and are due on May 2, 2025, May 13, 2025, and May 14, 2025, respectively, which may be extended upon mutual agreement of the parties.

On January 7, 2025, February 13, 2024, March 7, 2025, April 3, 2025, and April 24, 2025, the Company funded additional advances under the Amended Note, as discussed in Note 7 to these financial statements, of $4.3 million.

Pursuant to the Business Combination Agreement, on April 30, 2025, the Mergers were completed with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo. In connection with the completion of the Mergers, the Amended Note issued to Iris (see Note 7) were netted as Iris and Liminatus are now one consolidated entity.